Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160078, 333-160079, 333-64549, 333-56121, 333-189999; 333-187729 and 333-90880) and Form S-3 (No. 333-174852) of W. P. Carey Inc., of our report dated March 3, 2014 relating to the financial statements of Corporate Property Associates 16 – Global Incorporated, which appears in this Current Report on Form 8-K of W. P. Carey Inc. dated March 7, 2014.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 7, 2014